Exhibit 99.1

DAVI LUXURY BRAND GROUP Appoints J. Bernard Rice as Chief Financial Officer

BEVERLY HILLS, Calif.--(BUSINESS WIRE)--February 16, 2011--DAVI LUXURY BRAND GROUP INC. (OTC Bulletin Board: MDAV) announced today the appointment of Mr. Bernard Rice to the position of Chief Financial Officer.

J. Bernard (Bernie) Rice – Mr. Rice began his career with IBM in sales as a medical specialist in Atlanta in 1977. In 1983, Mr. Rice entered IBM’s finance fraternity and was an active pioneer of IBM’s business approach to software as a strategic imperative. His work in business case structure and portfolio analysis led him to a role as IBM’s finance director for application software in 1985. Reporting directly to the General Manager, Mr. Rice was responsible for the financial management of over 6,000 IBM software developers, responsible for over $500 million in annual company revenues. Mr. Rice joined IBM’s corporate financial team in 1987 and led the company’s restructuring effort.

Mr. Rice was promoted to Executive Assistant to IBM Chief Financial officer in 1989. In this role he led several cross–industry executive groups who initiated IBM’s first Enterprise agreements with top customers. Mr. Rice was named Director of Finance, Planning and Administration for IBM’s Southern Area in 1990. There he had responsibility for the staff functions comprising over $3 billion in IBM revenues. Mr. Rice was instrumental in positioning IBM’s southeast region as the leader in billable services.

In 1993, Mr. Rice became Chief Financial Officer and General Partner for IBM Venture Capital Group. In this role Mr. Rice was highly involved with IBM’s ventures with Apple Computer, Blockbuster Entertainment Joint Ventures, and investments in the Media Industry and video on demand pilots with Bell Atlantic and Cox Cable. Mr. Rice also was responsible for managing IBM’s first steps in the consumer software arena. Mr. Rice became VP of Business Development for IBM’s Consumer Division in 1998. Mr. Rice also served as CEO of Edmark, Inc., IBM’s subsidiary which developed innovative educational software for kids. In late 2000, he orchestrated the successful spin–off of IBM's education content assets into Riverdeep, Inc., after which he became the Executive VP responsible for all sales and business development. Mr. Rice was a vital part of Riverdeep's explosive growth, helping it to become the fastest growing educational software company in the United States. Today Riverdeep has educational products in 45,000 schools in over 20 countries.

“We are very pleased to have Bernie join us as our Chief Financial Officer,” stated Mr. Parrish Medley, President and CEO of DAVI LUXURY BRAND GROUP. “His strong financial background and extensive investment experience will strengthen our capabilities in the execution of our growth strategy, financial management and corporate communications. We are confident that the new appointment will help create a stronger organization and facilitate our future growth.”

About DAVI LUXURY BRAND GROUP INC.

Davi Luxury Brand Group, Inc. develops and markets luxury skin care products founded by Carlo Mondavi, grandson of American Icon Robert Mondavi, using the antioxidants found in wine and grapes. Planting techniques at select vineyards that we plan to utilize produce deeper vines with a lower yield of grapes per vine. After processing, these grapes yield higher concentrations of minerals, vitamins, and nutrients than grapes from other vineyards. The minerals, vitamins and nutrients are found in a by-product of the wine making process called the pomace. Additionally, the uniquely long maceration process to which these grapes are subjected, yield polyphenols in relatively high quantity. Polyphenols are the free radical scavengers that, among other things, help to protect collagen and elastin fibers and prevent the destruction of hyaluronic acid in the skin. Management believes that the use of this pomace will allow for the creation of skin crèmes that can help fight the natural aging process of the skin.

WWW.DAVILUXURYBRANDGROUP.COM OTC Bulletin Board: MDAV

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CONTACT:
DAVI LUXURY BRAND GROUP INC.
Mr. Parrish Medley
(310)-288-8393
parrishmedley@daviskin.com
www.daviskin.com